UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Amendment No. 2)

FIDELITY AVIATION CORPORATION

(Name of small business issuer in its charter)

Colorado	3728	16-1718190
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1175 Osage Street Suite 204 Denver, Colorado 80204 (303) 623-5400 (Address and telephone number of principal executive offices and principal place of business)

Gary S. Joiner, Esq. Frascona, Joiner, Goodman & Greenstein, P.C. 4750 Table Mesa Drive, Boulder, Colorado 80305 (303) 494-3000 (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [  ]

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock	1,661,500 shares	$0.50 (1)	$830,750 (2)	$ 25.50

TOTAL	1,661,500 shares	$0.50	$ 830,750	$25.50

(1) The price was arbitrarily determined by the Company.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

FIDELITY AVIATION CORPORATION

   1,661,500 SHARES

This Prospectus relates to the offer and sale of up to 1,661,500 shares of our common stock by the selling stockholders identified herein.  The Company will not receive any proceeds from the sale of the shares offered and sold by the selling stockholders.

The selling stockholders will determine when they will sell their shares. The selling shareholders will sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  The offering price of $0.50 per share was arbitrarily determined by the Company.  There is currently no trading market for our common stock and there is no guarantee that our common stock will be quoted for trading on the OTC Bulletin Board.

This offering will terminate upon the earlier of (i) the date on which all selling shareholders have sold their shares or (ii) the first anniversary of the date of this prospectus.

INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS, AND INVESTORS SHOULD NOT BUY THESE SHARES UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.   PLEASE SEE THE SECTION ON “RISK FACTORS” TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Price to the public	Proceeds to Company	Proceeds to Selling Shareholders
Per Share	$0.50	$0	$0.50
Total Amount (1,661,500 Shares)	$736,150	$0	$736,150

  This Prospectus will not be used before the effective date of the registration statement.

The date of this Prospectus is __________, 2007

Table of Contents

SUMMARY

6

THE COMPANY

6

SUMMARY FINANCIAL INFORMATION

9

RISK FACTORS

9

USE OF PROCEEDS

14

DETERMINATION OF OFFERING PRICE

14

DILUTION

14

SELLING SECURITY HOLDERS

16

LEGAL PROCEEDINGS

18

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

19

DESCRIPTION OF SECURITIES

21

INTEREST OF NAMED EXPERTS AND COUNSEL

21

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES   21

DESCRIPTION OF BUSINESS

22

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

28

PROPERTY AND FACILITIES

32

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

32

EXECUTIVE COMPENSATION

33

COMPETITION

33

EMPLOYEES

34

INDEX TO FINANCIAL STATEMENTS

35

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

36

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE  57

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

57

INDEMNIFICATION OF DIRECTORS AND OFFICERS

57

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

57

RECENT SALES OF UNREGISTERED SECURITIES

58

EXHIBITS

60

UNDERTAKINGS

61

SIGNATURES

63

SUMMARY

This Summary highlights selected information from elsewhere in this Prospectus.  It does not contain all of the information that may be important for your consideration in investing in these securities. To understand this offering fully, you should read the entire Prospectus carefully before making an investment decision, including the “Risk Factors” section, the financial statements and the related notes to those statements included in this Prospectus.

FIDELITY AVIATION CORPORATION

1175 Osage Street
Suite 204
Denver, Colorado 80204

(303) 623-5400

THE COMPANY

FIDELITY AVIATION CORPORATION, (“we,” “us,” “our,” the “Company” “Fidelity”), was organized on February 28, 2003 as Fidelity Aircraft Partners LLC, a Colorado limited liability company (“Fidelity LLC”). On December 16, 2004, Fidelity LLC converted itself into Fidelity Aviation Corporation by filing a Statement of Conversion and Articles of Incorporation with the Colorado Secretary of State. Our principal offices are now located at 1175 Osage Street, Suite 204, Denver, Colorado 80204. Fidelity was formed to purchase large commercial (transport category) jet airframes, salvage the usable aircraft parts and components from them and sell the parts and components.

Operations and Services

Fidelity sells used aircraft parts and airframe components salvaged from non-flying jet aircraft, all of which parts are considered “rotables” in aviation parlance. Rotables are repairable, serialized aircraft parts and components that are FAA certificated and tracked as FAA-certificated parts. Examples of rotables include, but are not limited to, instruments and avionics, collision avoidance systems, auxiliary power units, hydraulic systems and actuators, landing gear, wheels and brakes, flight control surfaces (nose cowl, flaps, slats, etc.), generator and starter packages, and the like.

In 2003, we purchased and salvaged two used McDonnell Douglas DC-9-51 airframes without engines and began offering used aircraft parts and airframe components for sale on a consignment basis.  We currently have a small inventory of parts remaining from the airframes purchased in 2003, but the most desirable and easily saleable parts from those airframes have already been sold.  As a result, we have had no revenues in 2007 and have incurred a loss for the nine-months ended September 30, 2007.  We intend to seek to replenish our parts inventory through the purchase and salvage of additional airframes in the event we are able to obtain the necessary financing to do so. We do not currently have the necessary financing available to purchase and salvage additional airframes, and we expect to continue to have little or no revenue, and to continue to incur operating losses, until we are able to complete the purchase and salvage of additional airframes.

THE OFFERING

Stock Offered by selling stockholders	Up to 1,661,500 shares are being offered by the selling shareholders named in the Prospectus. The selling shareholders will determine when they will sell their shares.

Offering Price

The selling shareholders will sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  There is no guarantee that our common stock will be quoted for trading on the OTC Bulletin Board.

Common Stock Outstanding	We currently have a total of 3,295,500 shares of common stock issued and outstanding. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering	The offering will terminate on the earlier of (i) the date when all of the 1,661,500 shares have been sold, (ii) the first anniversary of the date of this prospectus.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Risk Factors

Investment in our common stock involves a high degree of risk.  Among the significant risk factors are (i) the fact that there is not currently a public market for shares of our common stock and no assurance that such a market will develop in the future; (ii) the fact that we have a limited operating history; (iii) the fact that we have been only marginally profitable and there is no assurance that we will be able to achieve future profitability and (iv) the fact that we will require substantial working capital to fund our business and there is no assurance that we will be able to obtain the necessary working capital (See “Risk Factors” for additional information).

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. This data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

	Nine Months Ended September 30, 2007	Fiscal Year Ended December 31, 2006

Operating Statement Data
Revenues	$ -	$ 17,911
Operating Expenses	29,289	27,761
Net Profit (Loss) from Operations	(29,549)	(18,896)
Net Profit (Loss) Per Share	(0.01)	(0.01)
Balance Sheet Data
Total Assets	$ 68,837	$ 28,709
Total Current Liabilities	34,608	51,931
Shareholders Equity (Deficit)	34,229	(23,222)

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Unique to Fidelity’s Business

We have only a limited operating history, which makes it difficult to evaluate your investment in our stock.

Your evaluation of our business will be difficult because we have a limited operating history. We organized our business in March 2003 and have conducted only limited operations since that date. We face a number of risks encountered by early-stage companies, including primarily our need to obtain capital to buy airframes and complete aircraft, and to salvage parts and components from airframes; our need to eventually establish our own distribution channels; and lack of experience in aircraft parts sales. Our business strategy may not be successful, and we may not successfully address these risks.

We have not been profitable to date, and there is no assurance of future profitability.

We have not realized profits to date, and our sales have been modest.  We have had only a limited inventory of parts and demand for our parts inventory is affected by market forces over which we have no control. Moreover, the pace of sales has slowed since salvage of the two airframes, due to the fact that the most desirable parts sell the quickest, leaving us with parts that are progressively less in demand. There can be no assurance that our operations will be profitable in the future.

If we do not obtain additional capital, our business will fail.

Our assets at this time consist of a modest amount of cash on hand and a small remaining inventory of parts from the teardown of the first two airframes.  We have not sold any parts in 2007, and we currently have no cash flow from operations.

Our business plan calls for significant expenses in connection with acquisition of an additional inventory of used aircraft parts through purchase and salvage of additional airframes.  We do not currently have any arrangements to obtain additional financing and may not be able to find such financing if required.  The most likely source of additional financing presently available to us is through sale of equity capital after a trading market has been established for our shares.  There can be no assurance that a trading market will be established, or that the establishment of a trading market will enable us to raise additional capital at a price and on terms that we consider satisfactory.

In the event we are unable to raise obtain the additional capital needed to acquire additional airframes, it is likely that our business would fail, which would have a materially adverse effect on the value of our outstanding shares of common stock. We will not raise any cash by virtue of this offering, but we are hopeful that we will be able to raise capital once our shares are publicly quoted.

Our sole officer and director has little experience in the salvage and marketing of used aircraft parts and other key aspects of our business.

Our sole officer and director has little experience in the business of buying and salvaging used airframes and overhauling and marketing salvaged aircraft parts, except for the limited experience gained to date through our operations, and lacks experience in the proposed business of buying non-flying aircraft, putting them in flyable shape and certifying them for sale and selling them, and we have no current plans to hire other more experienced personnel.  Because of the inexperience of our sole officer and director, there is no assurance that we will be able to advantageously acquire and salvage used airframes and market the resulting parts.  The lack of management experience could have a materially adverse effect on our business, financial condition and operating results.

All our sales are made through our consignee, and the loss of this relationship would adversely affect our business or cause it to fail.

Currently, all of our sales and marketing is done on a consignment basis through AvCorp International, based in Charlotte, North Carolina. AvCorp has significant experience in the aviation and aircraft parts business and is a re-distributor of aircraft engines, engine components, and other aircraft spare parts. Pursuant to our consignment agreement with AvCorp, it handles all marketing and sales of our parts and refurbishes and re-certifies our parts when needed in order to get a better price for them. AvCorp receives 25% of each net sale after overhaul expenses, which may be substantial, and provides us with a report and an accounting of all sales, including the amount of overhaul expenses and other necessary adjustments.   We also rely on the good faith of AvCorp to resolve basic business conflicts, such as the situation in which AvCorp has parts available for sale substantially identical to our parts on the shelf and must decide whether to market our parts or its own.   There is no guarantee that AvCorp will continue to act as our consignee on the current terms or other acceptable terms.   The aviation industry tends to be

tight-knit and heavily relationship-based, which makes it difficult and very time-consuming for a new parts company to establish itself, and as a practical matter, we do not have the facilities, knowledge, experience or industry contacts to do our own marketing and sales.   Therefore, in the event AvCorp elects to terminate its consignment agreement with us, or for some other reason fails to continue to market our parts, our business would be adversely affected or would fail. There is no assurance that we would be able to find a new consignee to handle the marketing and sale of our parts, and in the event we were unable to do so, we would be forced to cease operations, in which case you might lose all of your investment.

We do not own or lease facilities, and our entire parts inventory is warehoused and maintained by our consignee.

Pursuant to the consignment arrangement, in addition to marketing our parts, AvCorp warehouses our parts in its facility at no extra cost to us for handling or storage. We rely on AvCorp completely for the safekeeping of our parts inventory. However, this means that the parts are not under our physical control and that under the law we have the rights of a consignor in our parts. Should AvCorp for any reason terminate our consignment arrangement, we would be forced to arrange for our parts to be moved back to us or to a new consignment destination at considerable cost for crating and transportation. Should AvCorp go into receivership or bankruptcy, we would not only have the problem of moving the parts but of segregating them and proving they are ours, possibly in the face of hostile creditors or a hostile receiver or trustee.  This would be likely to involve a prolonged effort and perhaps litigation, with attendant legal and other costs, and we may not have sufficient resources to bear these expenses.  In such an event, we would be forced to cease operations in which case you might lose all of your investment.

We cannot overhaul or re-certify used aircraft parts and equipment, which limits our ability to market and sell our aircraft parts.

We do not employ any aviation mechanics licensed by the Federal Aviation Administration (FAA), nor are we accredited by any industry organization as an aircraft parts supplier. No certification or accreditation is necessary merely to salvage or sell used aircraft parts, since it is the buyer’s duty to trace the provenance of each part and determine its airworthiness. However, used aircraft parts sell for a lesser price than refurbished certified parts, and the disparity in value can increase substantially when there is uncertainty regarding the condition of used parts. We lack the skills, tools and FAA licenses necessary to refurbish or overhaul aircraft parts. This means either that, absent the existing consignment arrangement, we must sell our parts in as-is condition at a comparatively low price, or the parts must be re-certified by a licensed and qualified aviation mechanic. Re-certification involves up-front costs per part, and hiring a licensed and qualified mechanic would add to our overhead and is not practical at this time. Our options for marketing and selling our parts are thus far more limited than they would be if we had a larger infrastructure with licensed and qualified mechanics on staff.  This is likely to have an adverse effect on our business, and could cause it to be less profitable, or to fail.

General Aviation Industry-Related Risks

Problems in the airline industry adversely affect our business.

Since buyers of our parts consist primarily of passenger and cargo air carriers, aircraft leasing companies and the maintenance, repair and overhaul (“MRO”) firms servicing them, lingering financial difficulties in the airline industry can be expected to adversely affect our business. Any event or occurrence which adversely impacts the aircraft MRO industry, although completely outside of our control, will also adversely impact the aircraft parts sales industry and our sales in particular, because aircraft parts sales are directly related to the demand for maintenance of aircraft. Therefore, extended financial difficulties in the aircraft business could cause our business to fail.

The increasing cost of jet fuel adversely affects our business.

The potential for increases in jet fuel prices as a result of increases in the price of oil may adversely affect our business. Our current inventory of parts is for McDonnell-Douglass DC-9 and MD-80 aircraft, both of which are no longer manufactured. These older jet aircraft generally consume more fuel than more modern jets of comparable size and power, and as a result, they become less desirable to airline operators as jet fuel prices rise.  This, in turn, causes a revolution in demand for replacement parts for DC-9 and MD-80 aircraft.  Any reduction is likely in demand for parts is likely to reduce the value of our current inventory which would have an adverse effect upon our business.

The aircraft parts business is highly competitive, and we may have difficulty competing.

The used aircraft parts business is highly competitive. Most, if not all, of our competitors are larger and better funded, more experienced, and have better connections in the aviation industry than we do. We are subject to the risk that competitors will outmaneuver or under price us, or obtain sales on the basis of superior service, or on terms that we cannot match, or on the basis of pre-existing relationships that we lack. In addition to these disadvantages, we currently must make all sales through a consignment arrangement in which we have no relationship at all with the actual parts buyers. There is no assurance that we will be able to achieve a profitable, ongoing business.

Our current business depends on our ability to buy airframes at distressed prices.

Our current business of buying used airframes and salvaging them for parts depends on several factors, including the ability to locate and buy the airframes at prices that are low enough to enable us to make an acceptable profit after salvage expenses. The supply of available airframes is unpredictable and is affected by the health and profitability of the airline industry. In addition, we have limited contacts in the airline industry which limits our access to information concerning the availability of airframes for purchase. There is no assurance that we will be able to located suitable airframes at prices we are able to afford or that will allow us to generate a profit after salvage costs.  Our inability to locate suitable airframes for purchase, and lack of purchase capital, would adversely impact our business or cause it to fail.

Our current business could be adversely affected by changes in FAA regulations.

The Federal Aviation Administration (FAA) regulates the manufacture, repair, overhaul and operation of all aircraft and aircraft equipment operated in the U.S. pursuant to the Federal Aviation Regulations (FARs). All aircraft must be maintained under a continuous condition-monitoring program and must periodically undergo thorough inspection and maintenance. While no certification or accreditation currently is necessary merely to salvage or sell used aircraft parts, re-certification of used parts to an airworthy condition must be done by qualified, FAA-

licensed mechanics or technicians. There is no assurance that new and more stringent government regulations will not be adopted in the future or that any such new regulations, if enacted, will not materially adversely affect our business, financial condition or results of operations.

Risks Related to This Offering

No public market exists in our shares and there is no guarantee one will arise.

There currently is no public market for our shares, and no assurance can be given that a market will develop after this offering. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares. The lack of a public market or the existence of a public market with little or no activity or liquidity is likely to reduce or limit the potential value of our shares. While we intend to make an effort to locate an NASD member firm which is willing to submit an application to have our shares quoted on the Over-the-Counter Bulletin Board, there is no guarantee that we will be able to locate an NASD member firm willing to make an application on our behalf, or that any application which is filed will be approved.  We have no agreement in place with any brokerage firm to sponsor or make a market in our shares. If the bid and asked prices of the shares are low, many brokerage firms may not be willing to effect transactions in them.

The offering price for the shares being sold by our shareholders was arbitrarily determined, and has no relation to any recognized criteria of value.

The offering price for the shares being sold under this Prospectus was arbitrarily determined by our management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

If a trading market develops for our stock, it is likely to be subject to the "Penny Stock" rules of the SEC which would make transactions in our shares cumbersome and may reduce the value of an investment in our stock.

There is no current trading market for the shares, and there can be no assurances that a trading market will develop.  If such a trading market does develop, it will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks."  Penny stocks are generally equity securities with a price of less than $5.00 per share, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  The applicability of these disclosure requirements may have the effect of limiting any trading activity in our stock and may also have the effect of reducing the value or an investment in our stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  There is no guarantee that our common stock will be quoted on the OTC Bulletin Board.  The offering price of $0.50 per share for the shares offered hereby was arbitrarily determined by our management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so while acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  These are estimated to be approximately $ 51,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.  Not engage in any stabilization activities in connection with our common stock;

2.  Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

*     contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

*     contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

*     contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"

       prices for  penny stocks and the significance of the spread between the bid and ask price;

*     contains a toll-free telephone number for inquiries on disciplinary actions;

*     defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

*     contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

Prior to proceeding with any transaction in a penny stock, the broker dealer must also provide the customer:

*     bid and offer quotations for the penny stock;

*     details of the compensation of the broker-dealer and its salesperson in the transaction;

*     the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

*     monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule. Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. There can be no assurance that the selling stockholders will sell any or all of the shares offered by them hereunder.

SELLING SECURITY HOLDERS

This Prospectus relates to the offer and sale of up to 1,661,500 shares of our common stock by the selling stockholders identified herein.  All such shares were acquired from us in private placement transactions which were exempt from registration under the Securities Act. The selling stockholders will determine when they will sell their shares.  None of the selling shareholders is an affiliate of a broker/dealer.

The following table sets forth information concerning the selling security holders including, (i) the number of shares owned by each selling security holder prior to this offering; (ii) the total number of shares that are to be offered for each selling security holder; (iii) the total number of shares of common stock that will be owned by each selling security holder upon completion of the offering, and (iv) the percentage of common stock that will be owned by each selling security holder upon completion of the offering if all of the offered shares are sold by the selling security holders and the Company.

Name	Shares owned prior to this offering	Shares to be offered pursuant to this offering	Total number of shares that will be owned upon completion of the offering	Percentage owned by each selling security holder upon completion of the offering

Peter F. Doane	10,000	10,000	0	0

Gabriel Gerbic	7,500	7,500	0	0

Mark Rubi	7,500	7,500	0	0

Andrea Sandoval	7,500	7,500	0	0

Denise S. Maes	7,500	7,500	0	0

Myrna L. Hipp	5,000	5,000	0	0

Richard Luna	7,500	7,500	0	0

Luba Fridnerova	7,500	7,500	0	0

Thomas Rowe	7,500	7,500	0	0

Gregory J. LaRock	10,000	10,000	0	0

Virginia J. LaRock	5,000	5,000	0	0

Patricia A. Doane	5,000	5,000	0	0

Shirley-Marie Drury	5,000	5,000	0	0

Robert L. Sauer	7,500	7,500	0	0

Sylvia Sauer	7,500	7,500	0	0

James Ferrell	7,500	7,500	0	0

Mary K. Ferrell	7,500	7,500	0	0

Ernest D. Hughes	7,500	7,500	0	0

Artha L. Ortiz	10,000	10,000	0	0

David A. Scott	7,500	7,500	0	0

Amore Adeli	10,000	10,000	0	0

Howell S. Lowe, Jr.	10,000	10,000	0	0

David M. Ross	5,000	5,000	0	0

Lori B. Deacon	10,000	10,000	0	0

Judith L. Anna	7,500	7,500	0	0

Karen Montgomery	7,500	7,500	0	0

Ester Trivette	7,500	7,500	0	0

Dave Luna	7,500	7,500	0	0

Lili Adeli	5,000	5,000	0	0

Cathryn S. Adeli	7,500	7,500	0	0

Larry W. Haas	7,500	7,500	0	0

Jakeb Parks	7,500	7,500	0	0

Kevin Parks	7,500	7,500	0	0
Ward Bell	600,000	300,000	300,000	9.01%

Gary S. Joiner	146,160	74,000	72,160	2.19%

Donna M. Lutsky	300,000	150,000	150,000	4.55%

Pamela R. Mitchell	89,320	40,000	49,320	1.50%

Greg Yoder	89,320	40,000	49,320	1.50%

Lisa K. Brasher	405,800	190,000	215,800	6.55%

Randy Sasaki	405,800	190,000	215,800	6.55%

Rori Sasaki	405,800	190,000	215,800	6.55%

John Brasher	405,800	190,000	215,800	6.55%

John Schoenauer	200,000	50,000	150,000	4.55%

TOTAL	3,295,500	1,661,500	1,634,000	49.58%

LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.   None of our directors, officers or affiliates, and no owner of record or beneficial owner of more than five percent (5%) of our securities, or any associate of any such director, officer or security holder is a party adverse to us or has a material interest adverse to us in reference to pending litigation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Officers

The directors and executive officers currently serving the Company are as follows:

Name	Age	Position

John Schoenauer	56	Chief Executive Officer, Chief Financial Officer, Secretary and Director

Our executive officers are elected annually by the Board of Directors. The directors serve one year terms or until their successors are elected. The directors named herein will serve until the next annual meeting of shareholders following the date of this Prospectus, or until their successors have been appointed.   There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company’s board.   There are also no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company’s affairs. Other than our executive officers, we currently have no other significant employees.

We have not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. All such applicable functions have been performed by the Board of Directors as a whole. We anticipate establishing such committees in the near future. During the fiscal year ended December 31 2007, the Board of Directors has held mo formal meetings, and has taken action 4 times by unanimous written consent.

Biographical Information

John Schoenauer is the CEO, CFO and sole Director of the Company. He has held all of these positions since June13, 2007. Since June 11, 2006, Mr. Schoenauer has been a principal of Coyote Lakes & Bell Self Storage, a 90,000 square foot storage facility in Surprise, Arizona, which will begin construction in November 2007 and is scheduled for completion in July 2008.  From June, 2002, to the present, he has also been the managing member and principal of Fountain Hills Hotel Developers LLC, an Arizona LLC formed to construct and own a Holiday Inn hotel in Fountain Hills, Arizona.   Mr. Schoenauer is a licensed real estate agent in the State of Arizona.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 30, 2007, the ownership of each executive officer and director of Fidelity, of all executive officers and directors of the Fidelity as a group, and of each person known by Fidelity to be a beneficial owner of 5% or more of its Common Stock.  Except as otherwise noted, each person listed below is a sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrant or other right to acquire additional securities of Fidelity except as may be otherwise noted.

Title of Class	Name and Address	Number of Shares Beneficially Owned	Percent of Class Before Offering	Percent Outstanding After Offering

Common	Ward Bell 14425 N. 75th Street, Suite 101 Phoenix, AZ 85022	600,000	18.21%	0%

Common	John Brasher 725 NE 6th Street Gainesville, FL 32601	405,800	12.31%	12.31%
Common	Lisa K. Brasher 2324 SW 112th Street Gainesville, FL 32607	405,800	12.31%	12.31%
Common	Donna Lutsky 4807 S. Zang Way Morrison, CO 80465	300,000	9.10%	0%
Common	Randy Sasaki 1175 Osage Street, Suite 204 Denver, CO 80204	405,800	12.31%	12.31%
Common	Rorianne Sasaki 723 Locust Street Denver, CO 80222	405,800	12.31%	12.31%
Common	John Schoenauer (1) 14425 N. 75th Street, Suite 101 Phoenix, AZ 85022	200,000	6.07%	6.07%
Common	Pamela Mitchell (2) 11242 E. Hash Knife Circle Tucson, AZ 85746	89,320	2.71%	0%
Common	Greg Yoder (2) 11242 E. Hash Knife Circle Tucson, AZ 85746	89,320	2.71%	0%
Common	All Officers and Directors as a Group (1 in Number)	200,000	6.07%	6.07%

(1)

The named person is the sole officer and director of the Company.

(2)

Greg Yoder (89,320 shares) and Pamela Mitchell (89,320 shares) are married to each other and are included in the above table because their combined holdings exceed 5% of the currently issued and outstanding shares.  Each of them disclaims beneficial ownership of the shares registered in the name of the other.

DESCRIPTION OF SECURITIES

General

We are authorized to issue of up to 100,000,000 shares of common stock without par value and 10,000,000 shares of preferred stock without par value. The following summary does not purport to be complete. You may wish to refer to our Articles of Incorporation and Bylaws, copies of which are available for inspection.

Common Stock

As of the date of this offering, there were 3,295,500 shares of common stock issued and outstanding. The board of directors may issue additional shares of common stock without the consent of the common stockholders.

Voting Rights. Each outstanding share of common stock is entitled to one vote. The common stockholders do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose.

No Preemptive Rights. Holders of common stock are not entitled to any preemptive rights.

Dividends and Distributions. Holders of common stock are entitled to receive such dividends as may be declared by the directors out of funds legally available for dividends and to share pro rata in any distributions to holders of common stock upon liquidation or otherwise. However, we have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

Preferred Stock

Our Board of Directors has the power to designate the terms, rights and preferences of any shares of preferred stock, but no designation has been made. No shares of preferred stock have been issued or subscribed, nor is there any plan to issue preferred shares.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any part of its subsidiaries. Nor was any such person connected with the registrant or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s Articles of Incorporation and Bylaws do not include provisions requiring the Company to provide indemnification for officers, directors, and other persons.  However, under the terms of Delaware General Corporation Law, the Company has the power to indemnify any person who is or was a party to any proceeding by reason of the fact that he or she is or was serving as an officer, director, employee or agent of the Company.  The Company may not provide such indemnification unless the person seeking it acted in good faith, and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

DESCRIPTION OF BUSINESS

Organization

Fidelity Aviation Corporation, a Colorado corporation (“Fidelity”), was organized on February 28, 2003 as Fidelity Aircraft Partners LLC, a Colorado limited liability company (“Fidelity LLC”). On December 16, 2004, Fidelity LLC converted itself into Fidelity Aviation Corporation by filing a Statement of Conversion and Articles of Incorporation with the Colorado Secretary of State. Our principal offices are now located at 1175 Osage Street, Suite 204, Denver, Colorado 80204. Fidelity is a privately-held company, and there currently is no market for our securities.

Current Operations and Services

Fidelity is engaged in the business of selling used aircraft parts and airframe components salvaged from non-flying jet aircraft, all of which parts are considered “rotables” in aviation parlance. Rotables are repairable, serialized aircraft parts and components that are certificated by the Federal Aviation Administration (FAA) and tracked as FAA-certificated parts. Examples of rotables include, but are not limited to, instruments and avionics, collision avoidance systems, auxiliary power units, hydraulic systems and actuators, landing gear, wheels and brakes, flight control surfaces (nose cowl, flaps, slats, etc.), generator and starter packages, and the like.

Fidelity maintains an inventory of its own used aircraft parts and airframe components for resale. The initial inventory of parts was obtained from our purchase and salvage of two used McDonnell Douglas DC-9-51 airframes. These airframes which did not include engines, engine parts or thrust reversers, were purchased and salvaged in 2003.

The DC-9-51, a large, narrow-body commercial jet, is one of the later and larger DC-9 models manufactured before the DC-9 model was discontinued and replaced by the more modern and more in-demand MD-80 model series. These particular airframes were chosen for purchase because many of the parts have MD-80 parts numbers as well as DC-9 parts numbers. Because the McDonnell Douglas MD-80 models are more recent and advanced than DC-9 models, as a general matter, parts from DC-9 aircraft that also have MD-80 parts numbers have considerably higher resale values.

We do not perform aviation maintenance, repair and overhaul (“MRO”) services, but rotable parts such as those we own are purchased both by aircraft owners and lessees which do their own checks and by MRO facilities performing MRO services for owners and lessees.  Although many aircraft owners and operators maintain their own inventory of rotables, and although there are also many other independent companies which maintain a parts inventory, every maintenance check of DC-9 and MD-80 series aircraft provides an opportunity for sales of parts from our current inventory.

After salvaging the parts, we contracted with AvCorp International, of Charlotte, North Carolina, to overhaul and refurbish the salvaged parts and then sell them on a consignment basis.

Our sales in 2005 totaled $23,298 and our sales in 2006 totaled $17,911.   During 2007 we have had no sales because our remaining parts inventory consists of parts which are less desirable or less in demand.  We intend to seek additional financing to be used to purchase and salvage additional airframes in order to replenish our current inventory of used aircraft parts and to continue and expand our operations.  We do not currently have any arrangements to obtain additional financing and may not be able to find such financing.  The most likely source additional financing presently available to us is through sale of equity capital after a trading market has been established for our shares.

Description of Industry

FAA-Required Maintenance

The FAA requires a rigorous system of maintenance and checks of all aircraft, and these requirements are especially stringent for commercial passenger aircraft. So-called “A” and “B” checks involve comparatively light maintenance and inspection of aircraft. The “C” and “D” checks, however, involve heavy maintenance and are quite extensive. The “C” check is an intermediate level service inspection that, depending upon the FAA-approved maintenance program used, includes systems operational tests, thorough exterior cleaning, and limited interior cleaning and servicing. It also includes engine and operation systems lubrication and filter servicing.

The “D” check is a far more intensive inspection of the aircraft structure. The “D” check includes all of the work accomplished in the “C” check but places more emphasis on the integrity of the systems and aircraft structural functions. In the “D” check, the aircraft is disassembled to the point where the entire structure can be inspected and tested. Once the structure has been inspected and repaired, the aircraft and its various systems are reassembled to the detailed tolerances demanded in each system’s functional test series.

The form, function and interval of the “C” and “D” checks differ with each operator’s program. Each operator must have its particular maintenance program approved by the FAA or applicable foreign agencies. A number of variables determines the final form of a given program, including the age of the aircraft, the environment in which the aircraft flies, the number of hours that the aircraft regularly flies, and the number of take-offs and landings (called “flight cycles”) that the aircraft regularly performs.

These “C” and “D” checks can consume a considerable quantity of rotables, and the rehabilitation of older aircraft, particularly those stored for long periods of time, can involve substantial expenses for replacement of avionics and airframe components.

Aircraft Parts Salvage

The goal in salvage operations is to acquire parts at low cost from airframes that are in demand by aircraft owners and operators. The more in demand the aircraft models are, generally the higher the cost to buy salvageable airframes; and vice versa.

After a salvage purchase, it is necessary to remove the rotables, remove the wings and, ultimately, junk the fuselage and unwanted parts. Because of the difficulty and cost of separating metallic from non-metallic components, the hull has very little scrap value.   Consequently, tear-down salvage of rotables from an airframe is a cost that cannot be offset by scrap sales.  Some parts included with the airframe, such as passenger seats, are not kept due to their low value.

Though not required by law, as a practical matter, aircraft parts must be salvaged by experienced, licensed aviation mechanics because it is a complex process which requires special knowledge and care.   It is seldom practical to move airframes intended for salvage, since they are in most cases not certified to fly, and the cost of putting them in flyable condition, even for a ferry run to a salvage site, would make the airframe purchase uneconomical. Thus, they must be salvaged where they sit, which requires bringing the mechanics to the airframe. As parts are salvaged, they must be protected from weather and other hazards. They are carefully packed and crated, then shipped as freight to the owner or its designee. The tear-down, crating and shipping all involve costs to the salvage operator.

No certification or accreditation is necessary merely to salvage or sell used aircraft parts because purchasers acquiring used and un-refurbished parts expressly take them in “as is” condition.  However, used parts must be “retagged,” meaning that they must be overhauled and certificated by a licensed aircraft mechanic as having been brought up to FAA airworthiness standards, before being used in conjunction with any maintenance procedure and installed on another aircraft.   As a result, used aircraft parts usually sell for a far lower price than refurbished, certified parts, and the rougher the used condition, the larger the value disparity`.

Industry Factors Affecting the Salvage Business

Many replacement parts are available as either new or used parts.  However, new replacement parts are much more expensive than used parts.  The disparity in cost between new and used replacement parts helps to contribute to the desirability of used parts.  Moreover, some parts for older aircraft are no longer being manufactured, thereby forcing operators of such aircraft to buy used parts that have been overhauled whenever such parts are needed in conjunction with completion of a required maintenance procedure.

Buyers of used aircraft parts consist primarily of commercial passenger and cargo air carriers, aircraft leasing companies and MRO (maintenance, repair and overhaul) firms servicing them.  As a result, any event or occurrence which adversely impacts the commercial airline industry or the MRO industry will also adversely impact used aircraft parts sales, because aircraft parts sales are directly related to the current demand for maintenance of commercial aircraft.  Likewise, when demand for air travel is growing and the commercial airline industry is expanding, demand for used aircraft parts is also expected to grow.

One economic problem which has recently been affecting the commercial airline industry is rising fuel costs, which operators cannot always pass along to consumers.  Older jet aircraft generally consume more fuel than more modern jets of comparable size and power.  Therefore, as fuel prices rise, older, less fuel-efficient, aircraft become less economically viable.

Our current inventory of parts is for McDonnell-Douglass DC-9 and MD-80 aircraft, both of which are no longer manufactured, and both of which are less fuel efficient than many newer aircraft.  However, for DC-9 and MD-80 aircraft, the additional costs resulting from lack of fuel economy are partially offset by the fact that such aircraft require only a two-person flight crew.

Our Consignment Arrangement

Currently, all of our parts sales and marketing are done on a consignment basis through AvCorp International, based in Charlotte, North Carolina. AvCorp is a re-distributor of aircraft engines, engine components, and other aircraft spare parts.  Its customers include major commercial passenger and cargo airlines, maintenance and repair facilities and other re-distributors located throughout the world.

Pursuant to the consignment arrangement, AvCorp refurbishes and re-certifies our parts as needed, warehouses our parts in its facility and handles all marketing and sales.  We also rely on AvCorp for accurate and fair reporting of all sales and adjustments.  AvCorp receives 25% of the net sale proceeds after overhaul expenses.

The fact that we use a consignment arrangement means that our parts are not under our physical control, and that under the law and under our agreement, we have only the rights of a consignor in our parts.  If AvCorp should for any reason terminate our consignment arrangement, we would be forced to arrange for our parts to be moved back to us or to a new consignment destination.  Any such move would result in substantial costs for packing and shipment of the parts.  In addition, if AvCorp should go into receivership or bankruptcy, we would not only have the problem of moving the parts, but also of segregating them and proving they are ours, with the possibility of hostile creditors and a hostile receiver or trustee.

There is no procedure in place, except mutual good faith, for resolving basic business conflicts, such as the situation in which AvCorp has parts available for sale substantially identical to our parts on the shelf.  Should AvCorp terminate the agreement or fail to market our parts, we would be forced to find a new consignment arrangement because we lack the facilities, knowledge, experience and industry contacts necessary to do our own parts marketing and sales and do not employ licensed aviation mechanics capable of refurbishing and certifying used parts.

At the present time, we have not consulted any other parts company concerning a consignment of our parts because we believe that we have a good working relationship with AvCorp.

Business Development

Continuing Aircraft Parts Salvage

Our short-term goal is to buy additional non-flying airframes that can be salvaged for parts, as we have done heretofore with the existing DC-9 fuselages. Depending on price and availability, we would, if available and economically feasible at the time, either buy an advanced-series DC-9 which has a high proportion of MD-80 parts, an MD-80 series or Boeing 737-200 series. Additional information regarding each of these types aircraft follows.

DC-9 Models

The DC-9 was designed specifically to operate from short runways and on short- to medium-

range routes so that the speed, comfort and reliability of jet transportation could be extended to hundreds of communities previously served only by propeller-driven airliners.

There are five basic DC-9 versions, designated Series 10, Series 20, Series 30, Series 40 and Series 50. Several models in each series provide operators maximum efficiency for diverse combinations of traffic density, cargo volume and route distances to more than 2,000 miles (3,218 km). All models use variants of the Pratt & Whitney JT8D engine. Generally speaking, the larger the series number, the longer the aircraft and the greater the payload it can handle.  The series 50 models are the longest and therefore they have the largest passenger and cargo capacity of all the DC-9 models.

Common to all versions of the DC-9 are features that make them useful for short- and medium-range flights, such as flights providing direct service between small or large airports. All have built-in boarding stairs for use where jetways are not available. They also have low ground clearance which puts the lower deck cargo bays at waist height and allows loading and unloading without a conveyor or loading platform. The cockpit is designed for a two-member crew, which offers an operational cost savings over similar-sized planes that require three crewmembers.

DC-9 models are still in extensive service by airlines around the world.   As a result, at the present time there are virtually no advanced DC-9 model airframes available for salvage since most have either been salvaged or returned to flying status. Earlier and smaller DC-9 model airframes are available at this time for approximately $50,000 without engines and related parts, but yield only DC-9 parts and are somewhat thus less desirable than the advanced DC-9 models

Our original DC-9-51 airframe purchases were essentially distress purchases from owners in need of cash and willing to sell the airframes at prices substantially below market value. Airframe owners in a true distress situation are difficult to find, and we would not necessarily be aware of all distress purchase situations relating to desirable airframes.

MD-80 Models

The MD-80 series is a stretched and improved development of the McDonnell Douglas DC-9, which was introduced into use by commercial airlines in 1980.  The MD-80 designation is a generic designation for the series and does not apply to a certain model type. The specific MD-80 models are the initial MD-81, the MD-82 with more powerful engines, the extended range MD-83 with extra fuel and more efficient engines, the longer-range, short-fuselage MD-87, and the MD-88 with redesigned cabin interior and other improvements.

The MD-80 models have not been manufactured since 1999, but they are still in wide use by commercial airlines around the world.  They offer operators advantages similar to those offered by the DC-9 models including fuel efficiency, 2-man crew and excellent passenger capacity, as well as the ability to load and unload them manually due to the low cargo bay.

MD-80 parts as a general matter have a significantly higher value than equivalent DC-9 parts. Particularly in the later and more advanced series of the DC-9 craft, parts often bore MD-80 parts numbers.

Boeing 737-200 Models

The Boeing 737 is a short to medium-range jetliner.  It is the best-selling commercial jetliner of all time.  The 737-200 was first delivered for commercial service in December 1967 and a substantial number remain in service. The 737-200 and 737-200 advanced models carry a maximum of 136 passengers and are considered highly fuel efficient and low-maintenance. The 737-200 model generally can be acquired without engines at a reasonable price for salvage operations. Later models are seldom available and would be available, if at all, at a considerably higher cost.

Boeing 737 parts currently are in high demand around the world, due to the sheer number of the various 737 models in service. The 737-200 airframes are currently available without engines and thrust reversers for approximately $250,000, although prices change and airframe prices could easily increase.

Older airframes such as the Boeing 727 and 707 are unpopular in the current market due to high fuel usage and the need for a three-man crew, despite high passenger capacity.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Certain statements in this prospectus are what are known as “forward-looking statements,” which are basically statements about the future. For that reason, these statements involve risk and uncertainty since no one can accurately predict the future. Words such as “plans,” “intends,” “hopes,” “seeks,” “anticipates,” “expects,” and the like, often identify such forward looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward-looking statements include statements concerning our plans and objectives with respect to our present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading “Risk Factors.”  These and other factors may cause our actual results to differ materially from any forward- looking statement.  We caution you not to place undue reliance on these forward-looking statements.  Although we base these forward-looking statements on our expectations, assumptions, and projections about future events, actual events and results may differ materially, and our expectations, assumptions, and projections may prove to be inaccurate. The forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

Overview

Fidelity’s business was launched in 2003 when it borrowed $125,000 to purchase two non-flying, narrow-body DC-9-51 airframes without engines and thrust reversers. We salvaged the rotable parts and systems from those airframes, and our business has since consisted of selling them to the aviation industry. We chose those later-model, advanced DC-9 airframes in large part because many of the parts also had MD-80 part numbers, which means that they could be installed in MD-80 aircraft.  The MD-80 essentially replaced the DC-9 family of narrow-body large jets and is a more modern and desirable aircraft.

Aviation customers for Fidelity’s parts are primarily 1) aircraft operators, including leasing companies, charter airlines and scheduled-service airlines that operate DC-9 and MD-80 aircraft, as well as 2) the maintenance and repair organizations (MRO’s) which service those aircraft.

Fidelity has consigned all salvaged parts to an aviation parts company based in Charlotte, North Carolina, which maintains and markets our parts for a commission. Some parts are sold in as-is condition, and some are refurbished to service-ready status in compliance with stringent FAA regulations. The consignee can refurbish (re-tag) certain parts and must have some re-tagged by third parties. Fidelity has granted the consignee discretion as to which parts to re-tag and which to sell in as-is condition. Fidelity believes this consignment arrangement is in its best interests, in large part based upon the skill, reputation and facilities of the consignee.

Fidelity does not own or operate any facility for storing or selling aviation parts, and has no current intention of purchasing or leasing any facilities. No such facilities are needed due to the consignment arrangement in place, which results in considerable cost savings to Fidelity by not requiring warehouse or repair facilities, nor any sales, warehouse or mechanic staff. Were Fidelity to cancel the consignment arrangement in order to dispense with the consignee’s commission, it is management’s belief that the costs incurred by Fidelity to warehouse, market, refurbish and deliver the parts would greatly exceed consignment commissions paid. For these reasons, Fidelity currently has no plan to enter the salvage business directly, but will continue to market through a consignee for the foreseeable future.

Operating revenues to date have consisted solely of sales of our parts through our consignee, which remits to us the net sale receipts after deduction of the consignment commission and repair and recertification costs.

Fidelity’s cost structure, on the other hand, is extremely low, primarily due to the consignment arrangement. We have no employees other than management, and we do not pay a salary to management members (only a one-time salary has ever been paid), nor do we pay directors for service. We also incur no labor, materials and freight charges, nor any rent or similar charges for facilities. Fidelity operates at no charge out of the offices of a shareholder and thus incurs no cost for offices or telephone. We have no fixed overhead and operate with close to no expense, a considerable advantage over the typical business, since we can weather long periods of little or no revenue.

Because the most desirable parts tend to sell the quickest, aircraft salvage inventory becomes depleted over time, leaving the salvager with increasingly less-sought parts. Thus the revenue trend drops over time, and it can be reliably anticipated that the largest revenues will be realize in the first couple of years following salvage.

Fidelity’s business is not seasonal, but the demand for aircraft parts fluctuates with the overall market for large-body jets and parts. And to a slightly lesser extent, demand for our parts can be influenced by aviation fuel prices, which can refocus demand from less fuel-efficient aircraft and aircraft that are more expensive to operate to those that are more fuel-efficient. For example, the DC-9 and MD-80 aircraft are fuel efficient and in other respects are comparatively cheap to operate (ex: require only two flight crew and can use shorter runways), thus a surge in fuel prices can create demand for those aircraft parts even in the absence of a strong aviation market in general.

Our operating results thus have fluctuated in the past and may fluctuate significantly in the future. We have not had any significant elements of income or loss that do not arise from our continuing operations. There have not been any material changes from period to period in one or more line items of our financial statements except as resulting from variations in sales revenues, which are and remain essentially beyond our control. Fidelity does not have in place any off-balance-sheet arrangements, and we do not anticipate any such arrangements.

Results of Operations

We purchased and salvaged two initial airframes in 2003, and had the most significant revenues in 2003 and 2004 as a result of the sale of the most desirable and easily marketable parts from our inventory. Since 2003 and 2004 our revenues have declined significantly.  Total sales were $23,398 and $17,511 for 2005 and 2006, respectively, and we realized net operating losses for those years of $2,620 and $21,002, respectively.  We have not yet realized revenues in 2007 and have incurred a loss of $29,549 for the nine-month period ended September 30, 2007.

In the first quarter of 2007, all amounts remaining due under the original $125,000 note were converted to capital by the issuance of 600,000 shares of common stock to the creditor. Fidelity and the creditor stipulated that the net amount owed to the creditor, including remaining principal, accrued interest and sums due as part of a profit participation interest, was $37,500.

Fidelity has therefore booked the contribution to capital in that amount.

We expect to continue to have little or no revenue, and to continue to incur losses, until we are able to replenish our parts inventory through the purchase and salvage of additional airframes.  There is no assurance that we will be able to locate additional airframes for purchase and salvage.  But, if and when we are able to locate available any available airframes, we will require financing to complete the acquisition.

Plan of Operations

Our plan of operations for the remainder of the fiscal year ending December 31, 2007, and for the twelve months thereafter, is to seek to establish a limited public trading market for our outstanding common stock and thereafter to seek to sell equity capital in order to obtain funds necessary to acquire an additional inventory of used aircraft parts through purchase and salvage of additional airframes.

We have no current sources of liquidity other than cash on hand and sales revenues. We do not have in place any line of credit or other credit facility, and our lack of revenue and our lack of assets with which to collateralize a loan would make any borrowing difficult. For this reason, we believe that our only feasible source of funds for the acquisition of airframes is from an offering of equity securities, or debt securities convertible into equity securities. If we are successful in raising sufficient cash through an equity offering, of which there can be no assurance, we believe that we can acquire airframes and salvage them, thereby generating new streams of revenue as parts are sold.  Depending on price and availability we would either buy an advanced-series DC-9 which has a high proportion of MD-80 parts, an MD-80 series or a Boeing 737-200 series.  Contingent on obtaining necessary financing, it is most like that we will seek to purchase a Boeing 737-200 airframe.  The 737-200 airframes are currently available without engines and thrust reversers for approximately $250,000, and Boeing 737 parts are currently in high demand around the world due to the large number of the various 737 models in service.

If on the other hand we are unable to raise sufficient cash for the purchase of additional airframes, we expect our sales revenues to continue their historical decline. We note that our independent auditor’s report on Fidelity contains a reservation as to whether Fidelity can continue as a going concern if it is unable to generate more revenue in the future; which in turn depends on raising additional funds for the purchase of airframes for salvage.

Fidelity has no commitments of any kind for capital expenditures, and our only cash requirement is for the acquisition of additional airframes, salvaging the parts and shipping them to our consignee.

PROPERTY AND FACILITIES

Our principal offices are located at 1175 Osage Street, Suite 204, Denver Colorado 80204. We use the office facilities of a shareholder for which we pay no rent, although we will reimburse out-of-pocket expenses upon request.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no market for our common stock. We intend to apply for public quotation in the over-the-counter market as soon as possible following completion of the registration of the Shares under the Securities Act. This process will require us to find a brokerage firm to apply for quotation of our shares and that we successfully complete the application and review process for trading on the OTC electronic bulletin board. Management believes that public quotation of the Shares will assist us in subsequent efforts to raise capital. No assurance can be given that a market will develop or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should develop, the price may be highly volatile. Unless and until our common shares are quoted on the Nasdaq system or listed on a national securities exchange, which is by no means assured since we do not meet Nasdaq or exchange listing requirements, it is likely that our common shares will be defined as “penny stocks” under the Exchange Act and SEC rules thereunder. See "Risk Factors" above.

EXECUTIVE COMPENSATION

During the year ended December 31, 2006, Fidelity paid no cash compensation to its sole officer and director, or to prior officers and directors. Fidelity has no other agreement or understanding, express or implied, with any director or executive officer concerning employment or cash or other compensation for services.

Compensation Pursuant to Plans

No director or executive officer has received compensation from Fidelity pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we eventually will compensate our officers and directors for services with stock or options to purchase stock, in lieu of cash. We currently have in place an employee stock compensation plan and compensatory stock option plan. We have no long-term incentive plans, as that term is defined in the rules and regulations of the Securities and Exchange Commission. There are no other compensatory or benefit plans, such as retirement or pension plans, in effect or anticipated to be adopted.

Employment Contracts

No person has entered into any employment or similar contract with Fidelity. It is not anticipated that we will enter into any employment or similar contract unless and until the Company’s operations require full-time managers and has the funds with which to pay them.

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive or medical reimbursement plans.

COMPETITION

Competition and Related Factors

The used aircraft parts business is highly competitive. Competition among parts resellers is generally based upon availability of product, customer service, price, and quality, including parts traceability to the OEM (original equipment manufacturer). Most if not all of our competitors are larger, better funded and more experienced than us and have better connections in the aviation industry than we do. The aviation industry in the United States still is very much of an old-boy network in which relationships are highly important, sometimes more important than the price or availability of a part. Credibility also plays an important role in selling used aircraft parts, and many buyers prefer to acquire parts from reputable and well-known parts resellers with whom they have prior experience and with whom they feel confident. These last two factors in particular were major factors in our decision to market our parts through AvCorp, due to their reputation and position in the industry.

We are subject to the risk that competitors will out-maneuver or under-price us, or obtain sales on the basis of superior service, terms that we cannot match or pre-existing relationships that we lack. In addition to these disadvantages, we currently must make all sales through a consignment arrangement in which we have no relationship at all with the actual parts buyers. Finally, some of the large consumers of used aircraft parts are operators or owners who maintain a large fleet of used aircraft, some of which are used for salvage. Such operators seldom buy parts on the open market and supply most of their own needs for used parts. We are unlikely to make very many sales to such operators.

Government Regulation

In the United States, the Federal Aviation Administration (FAA) regulates the manufacture, repair, overhaul and operation of all aircraft and aircraft equipment operated in the U.S. pursuant to the Federal Aviation Regulations (FARs). FAA regulations are designed to ensure that all aircraft and aircraft equipment are continuously maintained in proper condition to ensure safe operation of the aircraft. Similar rules apply in other countries. All aircraft must be maintained under a continuous condition-monitoring program and must periodically undergo thorough inspection and maintenance. The inspection, maintenance and repair procedures for the various types of aircraft and aircraft equipment are prescribed by regulatory authorities and can be performed only by certified repair facilities utilizing certified technicians. Certification and conformance is required prior to installation of a part on an aircraft.

While no certification or accreditation currently is necessary merely to salvage or sell used aircraft parts, re-certification of used parts to an airworthy condition must be done by qualified, FAA-licensed mechanics or technicians. There is no assurance that new and more stringent government regulations will not be adopted in the future or that any such new regulations, if enacted, will not materially adversely affect our business, financial condition or results of operations.

EMPLOYEES

As of the date of this registration statement, our only employee is our sole officer and director.

FIDELITY AVIATION CORPORATION

INDEX TO FINANCIAL STATEMENTS

December 31, 2005 and 2006,

& September 30, 2007 (Unaudited)

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303) 306-1967

Fax (303) 306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Fidelity Aviation Corporation

Denver, Colorado

I have audited the accompanying balance sheets of Fidelity Aviation Corporation as of December 31, 2005 and 2006, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fidelity Aviation Corporation as of December 31, 2005 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements the Company has suffered recurring losses from operations and has a working capital deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 Aurora, Colorado

Ronald R. Chadwick, P.C.

June 8, 2007

RONALD R. CHADWICK, P.C.

FIDELITY AVIATION CORPORATION
BALANCE SHEETS
			Sept. 30, 2007
	Dec. 31, 2005	Dec. 31, 2006	(Unaudited)

ASSETS

Current assets
Cash	$ 62,291	$ 20,295	$ 60,423
Inventory	17,460	8,414	8,414
Total current assets	79,751	28,709	68,837

Total Assets	$ 79,751	$ 28,709	$ 68,837

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities
Accrued payables	$ -	$ 112	$ 1,500
Related party payables	65,366	33,108	33,108
Interest payable	2,159	4,265
Note payable	14,446	14,446
Total current liabilities	81,971	51,931	34,608

Total Liabilities	81,971	51,931	34,608

Stockholders' Equity
Preferred stock, no par value;
10,000,000 shares authorized;
No shares issued & outstanding	-	-	-
Common stock, no par value;
100,000,000 shares authorized;
2,448,000 shares (2005 & 2006) and
3,295,000 shares (Sept. 2007)
issued & outstanding	400	400	87,400
Additional paid in capital	-	-	-
Accumulated deficit	(2,620)	(23,622)	(53,171)

Total Stockholders' Equity	(2,220)	(23,222)	34,229

Total Liabilities and Stockholders' Equity	$ 79,751	$ 28,709	$ 68,837

The accompanying notes are an integral part of the financial statements.

FIDELITY AVIATION CORPORATION
STATEMENTS OF OPERATIONS

			Nine Months	Nine Months
			Ended	Ended
	Year Ended	Year Ended	Sept. 30, 2006	Sept. 30, 2007
	Dec. 31, 2005	Dec. 31, 2006	(Unaudited)	(Unaudited)

Sales - net of returns	$ 23,398	$ 17,911	$ 7,697	$ -
Cost of goods sold	11,817	9,046	3,888

Gross profit	11,581	8,865	3,809	-

Operating Expenses:
General and administrative	12,042	27,761	22,392	29,289
	12,042	27,761	22,392	29,289

Income (loss) from operations	(461)	(18,896)	(18,583)	(29,289)

Other income (expense):
Interest expense	(2,159)	(2,106)	(1,556)	(260)
	(2,159)	(2,106)	(1,556)	(260)

Income (loss) before
provision for income taxes	(2,620)	(21,002)	(20,139)	(29,549)

Provision for income tax	-	-	-	-

Net income (loss)	$ (2,620)	$ (21,002)	$ (20,139)	$ (29,549)

Net income (loss) per share
(Basic and fully diluted)	$ (0.00)	$ (0.01)	$ (0.01)	$ (0.01)

Weighted average number of
common shares outstanding	2,448,000	2,448,000	2,448,000	2,936,333

The accompanying notes are an integral part of the financial statements.

FIDELITY AVIATION CORPORATION
STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Stock
		Amount	Paid in	Accumulated	Stockholders'
	Shares	(No Par)	Capital	Deficit	Equity

Balances at December 31, 2004	-	$ -	$ 67,568	$ -	$ 67,568

Conversion of LLC equity to
stockholders' equity	2,448,000	400	(400)		-

Conversion of LLC equity to debt			(67,168)		(67,168)

Net income (loss) for the year				(2,620)	(2,620)

Balances at December 31, 2005	2,448,000	$ 400	$ -	$ (2,620)	$ (2,220)

Net income (loss) for the year				(21,002)	(21,002)

Balances at December 31, 2006	2,448,000	$ 400	$ -	$ (23,622)	$ (23,222)

Compensatory stock issuance	600,000	37,500			37,500

Sales of common stock	247,500	49,500			49,500

Net income (loss) for the period				(29,549)	(29,549)

Balances at
Sept. 30, 2007 (Unaudited)	3,295,500	$ 87,400	$ -	$ (53,171)	$ 34,229

The accompanying notes are an integral part of the financial statements.

FIDELITY AVIATION CORPORATION
STATEMENTS OF CASH FLOWS

			Nine Months	Nine Months
			Ended	Ended
	Year Ended	Year Ended	Sept. 30, 2006	Sept. 30, 2007
	Dec. 31, 2005	Dec. 31, 2006	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities:
Net income (loss)	$ (2,620)	$ (21,002)	$ (20,139)	$ (29,549)

Adjustments to reconcile net loss to
net cash provided by (used for)
operating activities:
Inventory	23,457	9,046	3,887
Compensatory stock issuances				18,789
Accrued payables	2,159	2,218	1,668	1,388
Related party payables	(1,802)	(32,258)	(31,626)	-
Net cash provided by (used for)
operating activities	21,194	(41,996)	(46,210)	(9,372)

Cash Flows From Investing Activities:	-	-	-	-

Net cash provided by (used for)
investing activities	-	-	-	-

Cash Flows From Financing Activities:
Issuance of common stock				49,500
Net cash provided by (used for)
financing activities	-	-	-	49,500

Net Increase (Decrease) In Cash	21,194	(41,996)	(46,210)	40,128

Cash At The Beginning Of The Period	41,097	62,291	62,291	20,295

Cash At The End Of The Period	$ 62,291	$ 20,295	$ 16,081	$ 60,423

Schedule Of Non-Cash Investing And Financing Activities

In 2005, upon its conversion from an LLC to a corporation, the Company converted
$67,168 in equity to related party payables. The Company issued 2,448,000 common shares for the remaining LLC equity of $400.
In 2006 the Company issued 600,000 common shares to an individual to retire amounts due him of $37,500, of which $14,446 were a note payable.

Supplemental Disclosure

Cash paid for interest	$ -	$ -	$ -	$ -
Cash paid for income taxes	$ -	$ -	$ -	$ -

The accompanying notes are an integral part of the financial statements.

FIDELITY AVIATION CORPORATION

NOTES TO FINANCIAL STATEMENTS

December 31, 2005 and 2006, & September 30, 2007 (Unaudited)

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fidelity Aviation Corporation ("Fidelity" or the "Company"), is a company engaged in the business of acquiring used large jet airframes and salvaging them for parts intended to be resold in the aviation used parts market.

The Company was originally formed as a Colorado limited liability company in February 2003 under the name of Fidelity Aircraft Partners LLC ("Fidelity LLC"), for the purpose of and engaged in the same business as Fidelity. Effective January 1, 2005, Fidelity LLC was converted into a Colorado C-corporation by the filing of a statement of conversion and articles of incorporation, and renamed Fidelity Aviation Corporation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of nine months or less as cash equivalents.

Accounts receivable

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. At December 31, 2005 and 2006, and September 30, 2007 the Company had no balance in its allowance for doubtful accounts.

Property and equipment

Property and equipment are recorded at cost and depreciated under accelerated or straight line methods over each item's estimated useful life.

Inventories

Inventories, consisting of used aircraft parts, are stated at the lower of cost or market (first-in, first-out method). Costs capitalized to inventory include the purchase price, transportation costs, and any other expenditures incurred in bringing the goods to the point of sale and putting them in saleable condition. Costs of good sold include those expenditures capitalized to inventory.

FIDELITY AVIATION CORPORATION

NOTES TO FINANCIAL STATEMENTS

December 31, 2005 and 2006, & September 30, 2007 (Unaudited)

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued):

Revenue recognition

Revenue is recognized on an accrual basis as earned under contract terms. Specifically, revenue from product sales is recognized when delivery occurs. Sales returns and allowances are recorded upon return of merchandise, at full sales price.

Advertising costs

Advertising costs are expensed as incurred. The Company had no advertising costs in 2005, 2006, or for the nine months ended September 30, 2007.

Income tax

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (“SFAS 109”). Under SFAS 109 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net income (loss) per share

The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company's preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.

Financial Instruments

The carrying value of the Company’s financial instruments, as reported in the accompanying balance sheets, approximates fair value.

FIDELITY AVIATION CORPORATION

NOTES TO FINANCIAL STATEMENTS

December 31, 2005 and 2006, & September 30, 2007 (Unaudited)

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Long-Lived Assets

In accordance with Statement of Financial Accounting Standard 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances, both internally and externally, that may suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

Products and services, geographic areas and major customers

The Company earns revenue from the sale of used aircraft parts, but does not separate sales of different product lines into operating segments. All sales each year were domestic and to external customers.

Stock based compensation

The Company accounts for employee and non-employee stock awards under SFAS 123(r), whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

Recent Accounting Pronouncements

In March 2005, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment". SFAS 123(r) requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. The Company has adopted the provisions of SFAS No. 123(r) which are effective in general for transactions entered into or modified after June 15, 2005. The adoption did not have a material effect on the results of operations of the Company.

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, “Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and SFAS No. 3”. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The Company

FIDELITY AVIATION CORPORATION

NOTES TO FINANCIAL STATEMENTS

December 31, 2005 and 2006, & September 30, 2007 (Unaudited)

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

has adopted the provisions of SFAS No. 154, which are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption did not have a material effect on the results of operations of the Company. In February 2006, the FASB issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments – an amendment of FASB Statements No. 133 and 140”, to simplify and make more consistent the accounting for certain financial instruments. The Company has adopted the provisions of SFAS No. 155, which are effective in general for financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The adoption did not have a material effect on the results of operations of the Company.

In March 2006, the FASB issued SFAS No. 156 "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The Company has adopted the provisions of SFAS No. 156, which are effective in general for an entity's fiscal year beginning after September 15, 2006. The adoption did not have a material effect on the results of operations of the Company.

In December 2006, the FASB issued SFAS No. 157 “Fair Value Measurements”, to improve consistency and comparability in fair value measurements, and to expand related disclosures. The Company has adopted the provisions of SFAS No. 157, which are effective for financial statements for fiscal years beginning after November 15, 2007. The adoption did not have a material effect on the results of operations of the Company.

NOTE 2. RELATED PARTY TRANSACTIONS

The Company at December 31, 2005, 2006 and September 30, 2007 had related party payable balances owing of $65,366, $33,108, and $33,108 to Officers and a former LLC member for unsecured, non-interest bearing, due on demand advances initially made to the Company upon its conversion to a corporation, in the form of working capital and assets.

FIDELITY AVIATION CORPORATION

NOTES TO FINANCIAL STATEMENTS

December 31, 2005 and 2006, & September 30, 2007 (Unaudited)

NOTE 3. INCOME TAXES

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur. At December 31, 2005 and 2006 the Company had net operating loss carry forwards of approximately $450 and $21,500 which begin to expire in 2025. The deferred tax asset of $92 and $4,292 created by the net operating losses has been offset by a 100% valuation allowance. The change in the valuation allowance in 2005 and 2006 was $92 and $4200.

NOTE 4. GOING CONCERN

The Company has suffered recurring losses from operations and has a working capital deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company may raise additional capital through the sale of its equity securities, through offerings of debt securities, or through borrowings from financial institutions. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

NOTE 5.  STOCK OFFERING

The Company is currently planning to register up to 1,472,000 shares of its common stock for resale by selling shareholders, under cover of a Form SB-2. The Company will receive no proceeds from the sale of the 1,472,000 shares of common stock. The costs of this offering will be paid by the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes or disagreements with the Company’s accountants on accounting or financial disclosure matters.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation’s bylaws provide that each Director, officer, employee and agent of the Company, and each person who shall serve at its request as a director, officer (or in a position functionally equivalent to that of officer or director), agent or employee of another entity shall be indemnified by the Company to the extent and in the manner provided in the Company’s Articles, as they may be amended, and in the absence of any such provision therein, in accordance with the Colorado Business Corporation Act.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will incur the following expenses in relation to this offering, assuming that all 1,000,000 shares are sold in this offering:

Type of Expense	Amount

Registration Fees (1)	$ 25.00

Blue Sky Filing Fees (1)	$ 875.00

Transfer Agent’s Fees (1)	$ 1,000.00

Printing, Postage, Distribution, etc. (1)	$ 5,000.00

Legal Fees (1)	$ 20,000.00

Accounting Fees (1)	$ 20,000.00

Miscellaneous (1)	$ 5,000.00

Total	$ 51,900.00

(1) Estimated

RECENT SALES OF UNREGISTERED SECURITIES

Name	Date	Securities Sold Common Stock	Purchase Price Per Share	Aggregate Purchase Price

Peter F. Doane	6.27.2007	10,000.20		$2,000

Gabriel Gerbic	7.5.2007	7,500.20		$1,500

Mark Rubi	7.11.2007	7,500.20		$1,500

Andrea Sandoval	7.11.2007	7,500.20		$1,500

Denise S. Maes	6.27.2007	7,500.20		$1,500

Myrna L. Hipp	6.27.2007	5,000.20		$1,000

Richard Luna	7.20.2007	7,500.20		$1,500

Luba Fridnerova	7.13.2007	7,500.20		$1,500

Thomas Rowe	7.5.2007	7,500.20		$1,500

Gregory J. LaRock	6.22.2007	10,000.20		$2,000

Virginia J. LaRock	6.22.2007	5,000.20		$1,000

Patricia A. Doane	6.27.2007	5,000.20		$1,000

Shirley-Marie Drury	7.9.2007	5,000.20		$1,000

Robert L. Sauer	7.13.2007	7,500.20		$1,500

Sylvia Sauer	7.13.2007	7,500.20		$1,500

James Ferrell	7.13.2007	7,500.20		$1,500

Mary K. Ferrell	7.13.2007	7,500.20		$1,500

Ernest D. Hughes	6.27.2007	7,500.20		$1,500

Artha L. Ortiz	7.12.2007	10,000.20		$2,000

David A. Scott	6.21.2007	7,500.20		$1,500

Amore Adeli	7.9.2007	10,000.20		$2,000

Howell S. Lowe, Jr.	7.9.2007	10,000.20		$2,000

David M. Ross	6.25.2007	5,000.20		$1,000

Lori B. Deacon	6.25.2007	10,000.20		$2,000

Karen Montgomery	6.27.2007	7,500.20		$1,500

Ester Trivette	6.28.2007	7,500.20		$1,500

Dave Luna	6.22.2007	7,500.20		$1,500

Lili Adeli	7.9.2007	5,000.20		$1,000

Cathryn S. Adeli	7.9.2007	7,500.20		$1,500

Larry W. Haas	7.3.2007	7,500.20		$1,500

Jakeb Parks	7.21.2007	7,500.20		$1,500

Kevin Parks	7.21.2007	7,500.20		$1,500

John Brasher	1.1.05	612,000	Nil	Nil (1)

Lisa Brasher	1.1.05	612,000	Nil	Nil (1)

Randy Sasaki	1.1.05	612,000	Nil	Nil (1)

Rori Sasaki	1.1.05	612,000	Nil	Nil (1)

Ward Bell	3.21.07	600,000	$0.0625	$37,500 (2)

TOTALS		3,295,500		$ 87,000

(1) Issuance of shares in conjunction with conversion of LLC to corporation

(2) Settlement of debt

EXHIBITS

3.1

Articles of Incorporation **

3.2

Bylaws **

5.1

Opinion of Corporate Counsel *

23.1

Consent of Independent Registered Public Accounting Firm *

23.2

Consent of Corporate Counsel (included in Exhibit 5.1)

•

filed herewith

•

** previously filed on Form SB-2 on October 17, 2007

UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) To include any prospectus required by section 10(a)(3) of the  Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any additional or changed material information on the plan of distribution.

(2)  For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remains unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration Statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration Statement for the securities offered in the registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado, on December 18, 2007

FIDELITY AVIATION CORPORATION

(Registrant)

/s/ John Schoenauer, Director, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer

Date: December 18, 2007

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ John Schoenauer, Director, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer

Date:  December 18, 2007